Exhibit 99.1

For Immediate Release

ScanTech AI Systems and unival group GmbH Announce Strategic Partnership to Expand Security Technology Deployments Across Europe, the Middle East, and Africa

Atlanta, GA, November 25, 2025 - ScanTech AI Systems Inc. (the "Company" or "ScanTech AI") (Nasdaq: STAI),  a developer of advanced AI-powered security screening and imaging systems, today announced a strategic partnership with unival group, a global leader in security systems integration headquartered in Bonn, Germany.

The partnership combines ScanTech AI’s SENTINEL® CT security platform—featuring multi-angle computed tomography, AI-based automatic threat detection, and real-time analytics, with unival group’s integration, deployment, and lifecycle support expertise. Together, the companies intend to deliver turnkey security ecosystems that meet the world’s most demanding regulatory, operational, and performance requirements.

Under the partnership, unival group will serve as ScanTech AI’s official systems integrator for projects across Europe, the United Arab Emirates, and Africa, enabling both companies to jointly provide advanced detection and inspection solutions for airports, border control, correctional facilities, nuclear installations, and critical infrastructure.

DeMeakey Williams, Sr., Senior Vice President of Sales, Business Development & Investor Relations at ScanTech AI Systems, said:

“Our partnership with unival group marks a significant expansion of ScanTech AI’s commercial reach into the EMEA region. Unival’s proven integration capabilities, government relationships, and regional expertise complement our AI-driven imaging technologies perfectly. Together, we believe this alliance will accelerate the deployment of intelligent security and inspection systems designed to meet the evolving needs of high-security environments worldwide.”

David Vollmar, Founder of unival group, added:

“We are proud to join forces with ScanTech AI and incorporate their cutting-edge CT imaging and artificial intelligence technologies into our global security portfolio. This partnership strengthens our ability to deliver comprehensive, high-performing, scalable security solutions to governments and enterprises, setting a new standard for innovation and reliability across Europe, the Middle East, and Africa.”

Growing Momentum in Critical Infrastructure Markets

This collaboration follows ScanTech AI’s recent success exhibiting in the U.S. Pavilion—sponsored by the U.S. Department of Commerce—at the World Nuclear Exhibition (WNE) 2025 in Paris. During the event, the Company engaged global decision-makers from EDF (Électricité de France) and other leading nuclear stakeholders to discuss strengthening security and safeguarding critical facilities. The Company believes these discussions, combined with ScanTech AI’s ongoing work with one of North America’s largest power producers, further position the Company for accelerated growth across the nuclear and critical-infrastructure markets.

The ScanTech–unival partnership also supports emerging initiatives in AI-enabled border protection, airport security modernization, and infrastructure resilience, providing end-to-end design, integration, and after-sales support to clients across the EMEA region.

About ScanTech AI

ScanTech AI Systems Inc. (Nasdaq: STAI) has developed one of the world’s most advanced non-intrusive ‘fixed-gantry’ CT screening technologies. Utilizing proprietary artificial intelligence and machine learning capabilities, ScanTech AI’s state-of-the-art scanners accurately and quickly detect hazardous materials and contraband. Engineered to automatically locate, discriminate, and identify threat materials and items of interest, ScanTech AI’s solutions are designed for use in airports, seaports, borders, embassies, corporate headquarters, government and commercial buildings, factories, processing plants, and other facilities where security is a priority.

For more information, visit www.scantechais.com and investor.scantechais.com.

About unival group

Headquartered in Bonn, Germany, unival group is a global security systems integrator specializing in turnkey solutions for critical infrastructure, government facilities, border control, and high-risk environments. The company provides integrated command centers, video surveillance, perimeter protection, and detection technologies, combining best-in-class hardware and software with comprehensive lifecycle support. More information is available at www.unival-group.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding ScanTech AI’s growth strategy, market expansion, partnership outcomes, and deployment of its SENTINEL® CT systems. These statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially.

These risks and uncertainties include, but are not limited to: market conditions; dilution and volatility associated with equity financings; the Company’s ability to remain in compliance with Nasdaq listing standards; operational and regulatory risks in the artificial intelligence and security technology sectors; product and service acceptance; regulatory oversights; and whether ScanTech AI will have sufficient capital to operate as anticipated. Important factors are detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements except as required by law.

Forward-looking statements are based on current expectations, estimates, forecasts, and projections, and the beliefs and assumptions of management. Words such as “expects,” “intends,” “plans,” “believes,” “seeks,” “may,” “will,” “should,” “anticipates,” or the negative or plural of these words, and similar expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release and are based on the information available to ScanTech AI as of the date hereof. ScanTech AI assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may otherwise be required under applicable law.

Media Contact

ScanTech AI Systems Inc.

D. Williams Sr. VP Sales & Investor/Government Relations

dwilliams@scantechais.com

Investor & Media Relations Contact:

International Elite Capital Inc.

Annabelle Zhang

+1(646) 866-7928

annabelle@iecapitalusa.com